UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2026

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 W 57th St., #33B, New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-6377

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2026, DarioHealth Corp., a Delaware corporation (the “Company”), entered into a sales agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Agent”), pursuant to which the Company may issue and sell, from time to time, up to an aggregate of $20,000,000 of shares of its common stock, par value $0.0001 per share (the “Shares”), through an “at the market offering” program, under which the Agent will act as sales agent or principal. The sales, if any, of the Shares made under the Sales Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. If agreed to in a separate terms agreement, the Company may sell Placement Shares to A.G.P. as principal, at a purchase price agreed upon by A.G.P. and the Company. A.G.P. may also sell Placement Shares in negotiated transactions with the Company’s prior approval. The offer and sale of the Placement Shares pursuant to the ATM Agreement will terminate upon the earlier of (a) the issuance and sale of all of the Placement Shares subject to the ATM Agreement or (b) the termination of the ATM Agreement by A.G.P. or the Company pursuant to the terms thereof. The Company has no obligation to sell any of the Placement Shares, and may at any time suspend offers under the Agreement or terminate the Agreement.

The Company may use the net proceeds from this offering for commercial, sales and marketing activities, research and development of our products, mergers and acquisitions, corporate activities, the repayment of outstanding indebtedness and related interest under the Company’s current credit facility with Callodine Commercial Finance, LLC, and for general working capital purposes.

The Sales Agreement provides that the Agent will be entitled to compensation at a fixed commission rate of 3.00% of the gross proceeds from the sale of the Shares on our behalf pursuant to the Sales Agreement. The Company have agreed to reimburse the Agent for its reasonable and documented out-of-pocket costs and expenses (including but not limited to the reasonable and documented fees and expenses of their legal counsel) in an amount not to exceed $35,000 and up to an additional $3,500 per calendar quarter thereafter payable with each Representation Date (as defined in the Sales Agreement) and up to an additional $5,000 for each at-the-market offering program “refresh” (which would include the filing of a new registration statement, prospectus, or prospectus supplement relating to the Shares and/or an amendment of the Sales Agreement). In addition, the Company will be responsible for all FINRA filing fees and costs and other fees or expenses incurred by the Agent in respect of sales, including, but not limited to, up to $0.002 per share sold pursuant to the Sales Agreement. The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agent, as well as other obligations of the parties and termination provisions and rights. The Company has also agreed to provide the Agent with cusomtary indemnification and contribution rights, including for liabilities under the Securities Act.

The Shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-294454), filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2026, and declared effective by the SEC on March 27, 2026, and the accompanying base prospectus included therein as supplemented by the prospectus supplement, dated March 30, 2026 (the “ATM Prospectus Supplement”), filed with the SEC.

The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend solicitation and offers thereunder. The offering of Shares pursuant to the Sales Agreement will terminate on the earlier of (1) the issuance and sale, pursuant to the Sales Agreement, (2) the expiration of the Registration Statement on the third anniversary of its initial effective date pursuant to Rule 415(a)(5) under the Securities Act, or (3) the termination of the Sales Agreement by either us or the Agent, or by mutual agreement, as permitted therein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Attached to this Current Report on Form 8-K as Exhibit 5.1, and incorporated by reference to the ATM Prospectus Supplement, is the opinion of Sullivan & Worcester LLP, relating to the legality of the Shares.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Sullivan & Worcester LLP
10.1	Sales Agreement between the Company and A.G.P./Alliance Global Partners, dated March 30, 2026
23.1	Consent of Sullivan & Worcester LLP (Contained in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2026	DARIOHEALTH CORP.

	By:	/s/ Chen Franco-Yehuda
		Name:	Chen Franco-Yehuda
		Title:	Chief Financial Officer, Treasurer and Secretary